SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      January 9, 2008 (January 7, 2008)
Centrue Financial Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

122 West Madison Street
Ottawa, Illinois	61350

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code      (815) 431-2720
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 7, 2008, Centrue Financial Corporation (the “Company”) issued a press release announcing that it has entered into agreements for the sale of four of its Illinois branches to two separate buyers, Apple River State Bank, Apple River, Illinois and Peoples National Bank, Kewanee, Illinois. The sales include approximately $38.6 million in loans and $56.6 million in deposits and are expected to result in a small gain for the Company. The Company anticipates that the sales will be completed in the second quarter of 2008. The transactions are subject to customary regulatory approvals.
     A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number
99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION
(Registrant)
By:	/s/Kurt R. Stevenson
Kurt R. Stevenson, Senior Executive Vice President
and Chief Financial Officer

Dated: January 9, 2008

EXHIBIT INDEX

Exhibit Number
99.1	Press Release

4